Exhibit 99.1(a)

Exhibit A

Great Lakes REIT

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2003

In thousands (except per share data)

	As Reported (1)	Medical Properties		2550 University		Pro forma

Assets
Operating Properties:
Land	$64,067	$(1,290)		$(1,280)		$61,497
Buildings and improvements	527,576	(59,837)		(26,957)		440,782
	591,643	(61,127)		(28,237)		502,279
Less accumulated depreciation	77,848	(1,868)		(4,822)		71,158
	513,795	(59,259	)(3)	(23,415	)(5)	431,121
Cash and cash equivalents	2,720	27,851	(2)	14,522	(4)	45,093
Real estate tax escrows	114					114
Rents receivable	8,336	(12	)(2)	(20	)(4)	8,304
Deferred financing and leasing costs, net of accumulated amortization	9,036	(418	)(3)	(375	)(5)	8,243
Goodwill, net of accumulated amortization	1,061					1,061
Other assets	2,220			(7	)(4)	2,213
Total assets	$537,282	$(31,838)		$(9,295)		$496,149

Liabilities and shareholders’ equity:
Bank loan payable	$17,000					$17,000
Mortgage loans payable	288,702	(39,501	)(2)	(19,617	)(4)	229,584
Bonds payable	3,245					3,245
Accounts payable and accrued liabilities	5,716	(389	)(2)			5,327
Accrued real estate taxes	14,392	(1,413	)(3)			12,979
Dividends payable	2,477					2,477
Prepaid rent	4,388	(515	)(2)	(124	)(4)	3,749
Security deposits	1,492	(71	)(2)	(150	)(4)	1,271
Total liabilities	337,412	(41,889)		(19,891)		275,632
Minority interests	684					684
Preferred shares of beneficial interest ($0.01 par value, 10,000 shares authorized; 1,500 9 3/4% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding)	37,500					37,500
Common shares of beneficial interest ($0.01 par value, 60,000 shares authorized; 16,078 and 16,550 shares issued in 2003 and 2002, respectively)	161					161
Paid-in-capital	201,468					201,468
Retained earnings (deficit)	(34,193)	10,051	(3)	10,596	(5)	(13,546)
Employee share loans	(3,493)					(3,493)
Deferred compensation	(1,745)					(1,745)
Accumulated other comprehensive income (loss)	(512)					(512)
Total shareholders’ equity	199,186	10,051		10,596		219,833
Total liabilities and shareholders’ equity	$537,282	$(31,838)		$(9,295)		$496,149

See accompanying notes to unaudited pro forma consolidated balance sheet

Great Lakes REIT

Notes to Unaudited Pro Forma Consolidated Balance Sheet

December 31, 2003

(In thousands )

(1)                                  Represents the historical account balances at December 31, 2003.  The sale of the properties was assumed to occur on December 31, 2003.

(2)                                  The pro forma net cash proceeds from the sale of the medical office properties are as follows:

Contract price	$69,000
Selling expenses	(685)
Mortgage loan assumed by purchaser	(39,501)
Adjustment for other assets and liabilities:
Rents receivable	12
Accounts payable and accrued liabilities	(389)
Security deposits	(71)
Prepaid rent	(515)
Pro forma net cash proceeds from sale	$27,851

(3)                                  The pro forma gain on sale of the medical properties is as follows:

Contract price	$69,000
Selling expenses	(685)
Real estate tax liability assumed by purchaser	1,413
Net book value of
Land, buildings and improvements	(59,259)
Deferred financing and leasing costs	(418)
Pro forma gain on sale of properties	$10,051

(4)                                  The pro forma net cash proceeds from the sale of 2550 University are as follows:

Contract price	$35,000
Selling expenses	(614)
Repayment of long-term debt	(19,617)
Adjustment for other assets and liabilities:
Rents receivable	20
Other assets	7
Security deposits	(150)
Prepaid rent	(124)
Pro forma net cash proceeds from sale	$14,522

In accordance with the terms of the mortgage loan that secures 2550 University, $19,617 of mortgage debt was repaid at the closing of the sale.

(5)                                  The pro forma gain on sale of 2550 University is as follows:

Contract price	$35,000
Selling expenses	(614)
Net book value of
Land, buildings and improvements	(23,415)
Deferred financing and leasing costs	(375)
Pro forma gain on sale of properties	$10,596

Great Lakes REIT

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2003

(In thousands)

	As Reported (1)	Medical Properties (2)	2550 University (3)	Pro Forma

Revenues:
Rental	$79,554	$(8,454)	$(3,325)	$67,775
Reimbursements	22,208	(1,921)	(2,059)	18,228
Parking	458		(222)	236
Telecommunications	253			253
Tenant service	416	(3)	(15)	398
Interest	572			572
Other	1,777	(41)	(53)	1,683
Total revenues	105,238	(10,419)	(5,674)	89,145

Expenses:
Real estate taxes	17,379	(1,466)	(733)	15,180
Other property operating	30,755	(3,354)	(1,948)	25,453
General and administrative	5,837	(42)		5,795
Employee share loan termination cost	511			511
Interest	17,645	(2,123)	(551)	14,971
Depreciation and amortization	21,615	(1,544)	(1,196)	18,875
Total expenses	93,742	(8,529)	(4,428)	80,785
Income from continuing operations	$11,496	$(1,890)	$(1,246)	$8,360

See accompanying notes to unaudited pro forma consolidated statement of income.

Great Lakes REIT

Notes to Unaudited Pro Forma Consolidated Statement of Income

For the year ended December 31, 2003

(In thousands)

(1)                                  Represents the historical results of operations for the year ended December 31,2003.

(2)                                  Represents the historical results of operations for the medical office properties for the year ended December 31, 2003.  The sale of the properties is assumed to occur as of January 1, 2003.

(3)                                  Represents the historical results of operations for the 2550 University for the year ended December 31, 2003.  The sale of the property is assumed to occur as of January 1, 2003.